Exhibit 23.5

Consent of Kramer Asset Management LLC
April 15, 2013
Steadfast Income REIT, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, CA 92612

Re: Consent of Kramer Asset Management LLC
Ladies and Gentleman:
Kramer Asset Management LLC, a Florida limited liability company (“Kramer”), hereby consents to the use in Post-Effective Amendment No. 15 to Form S-11 (333-160748), and any amendments thereto (the “Registration Statement”), by Steadfast Income REIT, Inc. of research data and information provided by Kramer included in the section entitled “Multifamily Property Market Overview” and references to “Kramer” therein. In giving such consent, Kramer does not admit that it comes within the category of persons whose consent is required under, nor does Kramer admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

KRAMER ASSET MANAGEMENT LLC

By:	/s/ Joshua Harris
Name:	Joshua Harris
Title:	Managing Partner